                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements of Pinnacle Global Group, Inc. on Form S-8 (File Nos. 333-72325 and 333-37326) and Form S-3 (File No. 333-35912) of 1) our report dated March 29, 2001 relating to the financial statements and financial statement schedule of Pinnacle Global Group, Inc. and 2) our report dated February 28, 2001 relating to the financial statements of Environmental Opportunities Fund, L.P. which appear in this Form 10-K.


                                                      PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2001